UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2025
Date of Report
(Date of earliest event reported)

The RMR Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-37616	8742	47-4122583
(Commission File Number)	(Primary Standard Industrial	(IRS Employer
	Classification Code Number)	Identification Number)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA, 02458-1634
(Address of principal executive offices, including zip code)

(617) 796-8230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Class A common stock, $0.001 par value per share	RMR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “the Company” or “its” refer to The RMR Group Inc.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the Company’s annual meeting of shareholders held on March 27, 2025 (the “2025 Annual Meeting”), the Company’s shareholders approved The RMR Group Inc. Second Amended and Restated 2016 Omnibus Equity Plan (the “Equity Plan”), which amended and restated the Company’s existing Amended and Restated 2016 Omnibus Equity Plan to increase by 550,000 the total number of shares of Class A common stock available for awards and to extend the term of the plan until March 27, 2035, the tenth anniversary of the 2025 Annual Meeting. Employees, directors, independent contractors and consultants of the Company are eligible to receive awards under the Equity Plan.

A copy of the Equity Plan that was approved by the Company’s shareholders was included as Annex A to the Company’s proxy statement for the 2025 Annual Meeting, which proxy statement was filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2025, and is available at the SEC’s website at www.sec.gov. The terms and conditions of the Equity Plan are described in detail in that proxy statement. The foregoing description of the Equity Plan is qualified in its entirety by the terms of the Equity Plan. A copy of the Equity Plan is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting, the Company’s shareholders voted on the election of six Directors to the Company’s Board of Directors each for a term of office continuing until the Company’s 2026 annual meeting of shareholders and until her, his or their respective successor is duly elected and qualifies. The following persons were elected as Directors and received the following votes:

Nominee	Votes For	Withhold	Broker Non-Votes
Jennifer B. Clark	171,221,294	981,669	1,027,186
Ann Logan	169,049,967	3,152,996	1,027,186
Rosen Plevneliev	169,047,964	3,154,999	1,027,186
Adam Portnoy	169,019,189	3,183,774	1,027,186
Jonathan Veitch	168,007,480	4,195,483	1,027,186
Walter C. Watkins, Jr.	169,003,574	3,199,389	1,027,186

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2025 Annual Meeting. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
170,701,806	1,430,170	70,987	1,027,186

As described above in Item 5.02, the Company’s shareholders also voted on the approval of The RMR Group Inc. Second Amended and Restated 2016 Omnibus Equity Plan. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
171,909,324	245,481	48,158	1,027,186

The Company’s shareholders also ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors to serve for the 2025 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
173,186,737	21,012	22,400	–

The results reported above are final voting results.

Item 8.01.	Other Events

The Description of Capital Stock set forth in Exhibit 99.1 is being filed for the purpose of providing an updated description of capital stock to reflect the previously reported (i) increase in the number of the Company’s authorized shares of Class A common stock by 550,000 and (ii) amendment to the Company’s Bylaws. The Description of Capital Stock will be available for incorporation by reference into filings that may be made from time to time with the SEC pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules, regulations, and forms promulgated thereunder. The Description of Capital Stock set forth in Exhibit 99.1 hereto is incorporated herein by reference and modifies and supersedes any prior description of the capital stock of the Company in any registration statement or report filed with the SEC. The summary contained in the Description of Capital Stock is not a complete description of the terms of our capital stock and is qualified by reference to the Company’s Articles of Amendment and Restatement, as amended, and the Company’s Fifth Amended and Restated Bylaws, copies of which were included as Exhibits 3.1 and 3.6, respectively, to the Company Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	The RMR Group Inc. Second Amended and Restated 2016 Omnibus Equity Plan

99.1	Description of Capital Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RMR GROUP INC.

Date: March 27, 2025	By:	/s/ Matthew P. Jordan
Matthew P. Jordan
Executive Vice President, Chief Financial Officer and Treasurer